Exhibit 3(ii)
-------------
                                                              Revised 04/25/2001

                               SEMCO ENERGY, INC.
                               ------------------

                                     BYLAWS
                                     ------


                                    ARTICLE I
                                    ---------

                                      STOCK
                                      -----

     Section 1. Capital Stock. The Capital of this Corporation consists of Forty Million (40,000,000) shares designated "Common Stock, $1.00 Par Value", Five Hundred Thousand (500,000) shares designated "Cumulative Preferred Stock, $1 Par Value" and Three Million (3,000,000) shares designated "Preference Stock, $1 Par Value".

     Section 2. Certificate of Shares. The Certificates for shares of the Capital Stock of this Corporation shall be in such form, not inconsistent with the Articles of Incorporation of the Corporation, as shall be prepared or be approved by the Board of Directors. The Certificates shall be signed by the President or a Vice President. The signatures may be facsimiles to the extent allowed by law.

     Section 3. Record Date for Determination of Shareholders. The Board of Directors may in its discretion for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or any adjournment thereof, or to express consent or dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action, fix in advance a date as the record date for any such determination of shareholders. The record date shall not be more than sixty (60) nor less than ten (10) days before the date of the meeting, nor more than sixty (60) days before any other action. When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this Section 3, the determination applies to any adjournment of the meeting, unless the Board fixes a new record date under this Section 3 for the adjourned meeting.

     Section 4. Lost Certificates. In case of the loss of any certificate of shares of stock, upon due proof by the registered holder or his representatives, by affidavit of such loss, the transfer agent shall issue a duplicate certificate in its place, upon the Corporation's being fully indemnified therefor.

     Section 5. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year.

     Section 6. Corporate Seal. Each certificate shall contain the seal of the Corporation or a facsimile thereof.

     Section 7. Redemption of Control Shares. Consistent with the provisions of Section 799 of the Michigan Business Corporation Act, MCL 450.1799, control shares of the Company acquired in a control share acquisition, with respect to which no acquiring person statement has been filed with the Company, are, at any time during the period ending 60 days after the last acquisition of control shares or the power to direct the exercise of voting power of control shares by the acquiring person, subject to redemption by the Company at the fair value of the shares pursuant to procedures adopted by the Board of Directors.

     After an acquiring person statement has been filed and after the meeting at which the voting rights of the control shares acquired in a control share acquisition are submitted to the shareholders, the shares are subject to redemption by the Company at the fair value of the shares pursuant to procedures adopted by the Board of Directors unless the shares are accorded full voting rights by the shareholders as provided in Section 798 of the Michigan Business Corporation Act.


                                   ARTICLE II
                                   ----------

                             SHAREHOLDERS' MEETINGS
                             ----------------------

     Section 1. Time, Place and Purpose. Meetings of the shareholders of the Corporation shall be held annually on the third Tuesday in April in each year, beginning in the year 1978, (or if said day be a legal holiday, then on the next succeeding day not a holiday) at 2:00 o'clock P.M., at the office of the Corporation in the City of Port Huron, Michigan, or at such other place within or without the State of Michigan as may be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders may be called by the President and Secretary, and shall be called by either of them by vote of a majority of the Board of Directors or at the request in writing of shareholders of record owning a majority of the entire shares of the Corporation issued and outstanding and entitled to vote at such meetings.

     Section 3. Notice. Written notice of any shareholders' meeting shall be mailed to each shareholder of record entitled to vote at the meeting at his last known address, as the same appears on the stock book of the Corporation, or otherwise, or delivered in person, not less than ten (10) nor more than sixty
(60) days before any meeting, and such notice of meeting shall indicate the object or objects thereof. Nevertheless, if all the shareholders entitled to vote at the meeting shall waive notice of the meeting, no notice of the same shall be required and, whenever all the shareholders entitled to vote at the meeting shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice, and at such meeting any corporate action shall not be invalid for want of notice.

     Section 4. Quorum. At any meeting of the shareholders, the holders of the issued and outstanding shares of the Corporation entitled to cast a majority of the votes at the meeting, whether present in person or represented by proxy, shall constitute a quorum. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, meetings may be adjourned from time to time to a further date without further notice other than the announcement at such meeting and, when a quorum shall be present upon such adjourned date, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 5. Voting. Each shareholder entitled to vote at any meeting shall have one vote in person or by proxy for each share held by him which has voting power upon the matter in question at the time, but no proxy shall be voted after three years from its date unless said proxy provides for a longer period. In all elections for Directors, each shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of voting shares owned by him, for as many persons as there are Directors to be elected, or to cumulate said shares and give one candidate as many votes as the number of Directors multiplied by the number of his voting shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

     Section 6. Organization. Meetings of the shareholders shall be presided over by the Chairman of the Board, or the President, or if neither is present, by any Vice President or, if no Vice President is present, by a chairman to be chosen at the meeting. The Secretary of the Corporation or, if he is not present, an Assistant Secretary of the Corporation, if present, shall act as Secretary of the meeting, but if no such officer is present, the presiding officer shall appoint any person to act as Secretary of the meeting.

     Section 7. Inspectors. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. The inspectors shall perform such duties and shall make such determinations as are prescribed by law.

     Section 8. Giving Notice. Any notice required by statute or by these Bylaws to be given to the shareholders, or to Directors, or to any officer of the Corporation, shall be deemed to be sufficient to be given by depositing the same in a post office box in a sealed, postpaid wrapper, addressed to such shareholder, Director, or officer at his last known address with proper postage and such notice shall be deemed to have been given at the time of such mailing.

     Section 9. New Shareholders. Every person becoming a shareholder in this Corporation shall be deemed to assent to these Bylaws, and shall designate to the Secretary the address to which he desires that the notice herein required to be given may be sent, and all notices mailed to such addresses, with postage prepaid, shall be considered as duly given at the date of mailing, and any person failing to so designate his address shall be deemed to have waived notice of such meeting.

                                   ARTICLE III
                                   -----------

                                    DIRECTORS
                                    ---------

     Section 1. Number, Classification and Term of Office. The business and the property of the Corporation shall be managed and controlled by the Board of Directors. The number of Directors shall be eleven (11). Directors shall hold office for staggered terms as provided in the Articles of Incorporation.

     Section 2. Place of Meeting. The Directors may hold their meetings in such place or places within or without this State as a majority of the Board of Directors may, from time to time, determine.

     Section 3. Meetings. Meetings of the Board of Directors may be called at any time by the Chairman, President or Secretary, or by a majority of the Board of Directors. Directors shall be notified in writing of the time, place and purpose of all meetings of the Board at least three days prior thereto.
Any Director shall, however, be deemed to have waived such notice by his attendance at any meeting. The Chairman of the Board, or in his absence the President, shall preside at meetings of the Board.

     Section 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

     Section 5. Vacancies. Vacancies in the Board of Directors shall be filled by the remaining members of the Board and each person so elected shall be a Director until his successor is elected by the shareholders.

     Section 6. Compensation. No Director shall receive any salary or compensation for his services as Director, unless otherwise especially ordered by the Board of Directors or by the Bylaws.

     Section 7. Age of Retirement. Notwithstanding anything above to the contrary, no individual shall serve as a director past the Retirement Age. Any individual reaching the Retirement Age while serving as director shall be considered to have resigned as of that date. No individual who has reached the Retirement Age shall qualify to run for election, or serve, as a director. The Retirement Age for individuals serving as directors on January 1, 1987 shall be 75 years. The Retirement Age for all other individuals shall be 70 years. The Board of Directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

     Section 8. Resignation of Employee Director. Notwithstanding anything above to the contrary, any individual who is an employee of the Corporation or any majority-owned subsidiary when elected or appointed as a director, shall cease to be a director when that employment ends for any reason and shall be considered to have resigned as a director as of that date. The Board of Directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

     Section 9. Qualifications. In addition to any other qualifications for a director imposed by law, these Bylaws, or the Articles of Incorporation, a person shall not qualify to serve as a director if that person has previously served concurrently as a director of the Corporation and an employee of the Corporation or any majority-owned subsidiary, but is no longer an employee. The Board of Directors, however, may waive the provisions of this Section as to any director in its discretion by majority vote of the remaining directors in office.

     Section 10. Lead Director. So long as the positions of the Chairman of the Board and Chief Executive Officer are held by the same person, there may be a Lead Director who shall be an Outside Director of the Company selected by the Outside Directors to serve a two-year term commencing every other year on the same date as the annual meeting. As used in this Article III, Section 10, "Outside Director" means a Director who is not and never has been an officer of the Company or any of its direct or indirect subsidiaries. The duties of the Lead Director shall be to convene and chair meetings of the Outside Directors and to assume other responsibilities which the Outside Directors might designate from time to time.


                                   ARTICLE IV
                                   ----------

                                    OFFICERS
                                    --------

     Section 1. Number, Classification and Term of Office. The Board of Directors shall select as officers of the Corporation a Chairman of the Board, a Chief Executive Officer, a President, a Secretary and a Treasurer and may select one or more additional Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall be elected as officers by the Board of Directors at their regular annual meeting or at any other meeting. The term of office shall be for one year and until their successors are chosen. Any two of the offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity. The Board of Directors shall fix the salaries of the officers of the Corporation. The Board of Directors may also fill any vacancy in the foregoing offices at any regular or special meeting duly called and held.

     Section 2. Appointments and Removal of Officers. The Board of Directors may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the Corporation. All officers and agents shall respectively have such authority and perform such duties in the management of the property and affairs of the Corporation as may be designated by the Board of Directors. Without limitation of any right of an officer or agent to recover damages for breach of contract, the Board of Directors may remove any officer or agent whenever, in their judgment, the business interests of the Corporation will be served thereby.

     Section 3. Bonding of Officers. The Board of Directors may secure the fidelity of any or all of such officers by bond or otherwise.


                                    ARTICLE V
                                    ---------

                               DUTIES OF OFFICERS
                               ------------------

     Section 1. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at the meetings of the Board of Directors and may call meetings of the Board of Directors and of any committee thereof, whenever he deems it necessary, and he shall call to order and act as chairman of all meetings of the stockholders of the Corporation. During adjournment of the Board, the Chairman shall act as the representative of the Board for purposes of communications from and to the officers.

     Section 2. Chief Executive Officer. The Chief Executive Officer shall have supervision of the Company's policies, business and affairs, and such other powers and duties as are commonly incident to the office of Chief Executive Officer. He may call meetings of the Board of Directors. He may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He may appoint officers, agents, or employees other than those appointed by the Board of Directors.

     Section 3. President. The President shall have supervision of the Company's policies, business and affairs, and such other powers and duties as are commonly incident to the office of President and shall have general and active supervision over the property, business and affairs of the Company and over its several officers and shall have such other duties as shall be delegated by the Chief Executive Officer or the Board of Directors. He may sign, execute, and deliver in the name of the Company powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 4. Vice President(s). If the Board of Directors shall have selected one or more additional Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, any such Vice President shall do and perform such acts and shall exercise such powers and have such responsibilities as the Board of Directors may, from time to time, authorize or direct.

     Section 5. Treasurer. The Treasurer shall have custody and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statement to the Directors and President as may be required of him. He shall deposit all funds of the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Corporation, and shall exhibit his books and accounts, at all reasonable times, to any Director of the Corporation upon application at the offices of the Corporation during business hours. He shall pay out money as the business may require upon the order of the properly constituted officer or officers of the Corporation, taking proper vouchers therefor; provided, however, that the Board of Directors shall have power by resolution to delegate any of the duties of the Treasurer to other officers, and to provide by what officers, if any, all bills, notes, checks, vouchers, orders or other instruments shall be countersigned. He shall perform, in addition, such other duties as may be delegated to him by the Board of Directors.

     Section 6. Secretary. The Secretary of the Corporation shall keep the minutes of all the meetings of the Shareholders, Board of Directors and Committees of the Board in books provided for that purpose; shall attend to the giving and receiving of all notices of the Corporation; and, in addition, shall perform such other duties as may be delegated to the Secretary by the Board of Directors.


                                   ARTICLE VI
                                   ----------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

     1.     The  Corporation  shall  indemnify  any  person  against  expenses
(including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person by reason of the fact that such person is or was a director or officer of the Corporation, in connection with any threatened, pending or completed action, suit or proceeding to the full extent allowed by Sections 561, 562, 563 and 564 of the Michigan Business Corporation Act from time to time in effect (including, where permitted and upon any undertaking required, payment in advance of expenses); provided, however, that except with respect to actions, suits or proceedings initiated by any such person to enforce his or her rights to indemnification or advancement of expenses under this Article or otherwise, the Corporation shall indemnify any such person in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized or ratified by the Board of Directors of the Corporation. "Proceeding" as used in this Article shall include any proceeding within an action or suit.

     2.     Without  limiting  in  any  way  Section  1  of  this  Article:

          (a) The Corporation may, by action of or approval by its Board of Directors, provide indemnification and/or advancement of expenses to employees or agents of the Corporation who are not directors or officers in the same manner and to the same extent as such rights are provided to directors and officers pursuant to this Article.

          (b) The indemnification and advancement of expenses provided by or granted pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bylaws, the Articles of Incorporation, contractual agreement, or otherwise by law and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VII
                                   -----------

                                   AMENDMENTS
                                   ----------

     The shareholders entitled to vote or the Board of Directors may alter, amend, add to or repeal these Bylaws, including the fixing and altering of the Board of Directors; provided that the Board of Directors shall not make or alter any Bylaws fixing their number, qualifications, classification, or term of office.